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                                                                    EXHIBIT 10.1

July 20, 1999


Mr. David B. Stocker, Esq.
4745 North 7th Street, Suite 234
Phoenix, Arizona 85014

     Re:  Autocapital - Wapro B.V.

Dear Mr. Stocker:

     Your office represents Autocapital with regard to the merger with Wapro B.V. This letter sets forth the agreement ("Agreement") between Miller Capital Corporation, an Arizona corporation ("MCC"), and Autocapital, Inc., a shell company (hereinafter "Autocapital" or the "Company"), by which MCC will introduce to Autocapital a third party purchaser (the "Purchaser") who intends to acquire through purchase the majority of the outstanding common stock ("Common Stock") of the Company. MCC will provide an introduction to the acquiring Purchaser as detailed below.

I.   RESPONSIBILITIES OF MCC

Subject to the terms and conditions hereof, MCC services will be limited strictly to the introduction of Autocapital to the Purchaser interested in acquiring through purchase the majority of the outstanding Common Stock of the Company. MCC or its representative, Jeffrey J. Janda, does not make any representations or warranties regarding Autocapital.

It is expressly acknowledged and agreed by the parties hereto that MCC's obligations do not insure the successful negotiation of or the final completion of the transaction as contemplated by this Agreement.

MCC is not registered with the Securities & Exchange Commission (SEC) as a broker/dealer or a member of the National Association of Securities Dealers
(NASD), and represents that it will not need to be so registered to carry out its obligations hereunder. MCC's principal is a registered member in good standing of the Institute of Management Consultants headquartered in New York City.

It is expressly acknowledged and agreed by the parties hereto that MCC and employees of MCC are independent contractors and are not employees or officers of Autocapital.

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Autocapital, Inc.
July 20, 1999
Page 2

II.  COMPENSATION

In consideration of our referral services as set forth above, MCC shall be entitled to receive, and Autocapital agrees to pay to MCC the following:

     A. The term of this Agreement shall be 60 days and MCC will provide the referral introduction immediately upon execution of this Agreement.

     B. MCC will receive a referral fee ("Referral Fee") in the form of a cash payment in the amount of $75,000 payable in full upon closing the transaction or receipt of funds by Autocapital. Cash payment in the form of bank cashier's check is to be forwarded to:

                Miller Capital Corporation
                4909 East McDowell Road
                Phoenix, AZ 85008

     C. AUTOCAPITAL SHALL HAVE SOLE DISCRETION IN DETERMINING WHAT CONSTITUTES AN ACCEPTABLE REFERRAL AS CONTEMPLATED BY THIS AGREEMENT. MCC shall earn the Referral Fee only upon the closing or receipt of funds from the transaction as contemplated by this Agreement, and not merely for presenting a referral option that in Autocapital's sole discretion is unacceptable; and

     D. MCC or its assigns shall be sold 400,000 pre-split shares of the currently issued and outstanding control stock of Autocapital for the price of $10 simultaneous with the completion of the acquisition of the majority of the outstanding Common Stock of the Company by the Purchaser.

III. EXCLUSIVITY

     A. From the effective date of this Agreement, Autocapital and its officer will not engage any other person or entity to serve as its agent or representative to provide services similar to those to be provided by MCC through the term of this Agreement without the prior written consent of MCC.

     B. If for a period of two (2) years after MCC's introduction of Purchaser to Autocapital occurs a successful closing of the transaction, as contemplated under this Agreement occurs, then MCC shall be entitled to receive all compensation as defined in Section II of this Agreement.

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Autocapital, Inc.
July 20, 1999
Page 3

IV.  INDEMNIFICATION

Since we will be acting on your behalf, it is our practice to receive indemnification. Autocapital agrees to indemnify and hold harmless MCC against any and all losses, claims, damages, liabilities or costs (and all actions in respect thereof and any reasonable legal or other expenses in giving testimony or furnishing documents in response to a subpoena or otherwise), including the costs of investigating, preparing or defending any such action or claim, whether or not in connection with litigation in which MCC is a party, as and when incurred, directly or indirectly, caused by, relating to, based upon or arising out of (a) any Purchaser introduction (as defined in or contemplated by this engagement letter agreement, as it may be amended from time to time (the "Agreement")), or (b) MCC's acting for Autocapital, including, without limitation, any act or omission by MCC in connection with its acceptance of or of the performance or nonperformance of its obligations under the Agreement; PROVIDED, HOWEVER, such indemnity agreement shall not apply to any such loss, claim, damage, liability or cost to the extent it is found to have resulted primarily and directly from the gross negligence or willful misconduct of MCC. Autocapital also agrees that MCC shall not have any liability (whether direct or indirect, in contract or tort or otherwise) to Autocapital for or in connection with the Agreement between Autocapital and MCC, except for any such liability for losses, claims, damages, liabilities or expenses that is found to have resulted primarily and directly from MCC's gross negligence or willful misconduct.

This Indemnification Agreement shall be in addition to any liability which Autocapital may otherwise have to MCC or its affiliates, and the indemnification provided for shall extend personally to MCC's officers, employees, agents, legal counsel and controlling persons of MCC within the meaning of the Securities Act of 1933, as amended. All references to MCC in this Indemnification Agreement shall be understood to include any of the foregoing.

If any action, proceeding, or investigation is commenced or claim is made as to which MCC proposes to demand indemnification, it will notify Autocapital with reasonable promptness. Autocapital reserves the right to assume the defense of MCC with counsel of its choosing, which counsel shall be reasonably acceptable to MCC. Autocapital will be liable for any settlement of any claim against MCC made without its written consent. MCC may not settle any claim without the consent of Autocapital.

No person found liable for fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation. Notwithstanding the foregoing, MCC shall not be obligated to contribute any amount under this Agreement that exceeds the amount of fees
MCC previously received pursuant to this Agreement.

If the indemnification provided for in this Indemnification Agreement shall for any reason be unavailable to MCC in respect of any loss, claim, damage, or liability, or any action in respect


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Autocapital, Inc.
July 20, 1999
Page 4



thereof, referred to therein, then each Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, or liability, or any action in respect thereof (i) in such proportion as shall be appropriate to reflect the relative benefits received by Autocapital from the applicable Purchaser transaction, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause (i), but also the relative fault of MCC, with respect to the actions or inactions (including statements and omissions) that resulted in such loss, claim, damage, or liability, or any action in respect thereof, as well as any other relevant equitable considerations.

V. ENTIRE AGREEMENT

The Parties agree that this Agreement dated July 20, 1999, embodies the entire agreement and understanding of the Parties and supersedes all previous agreements, and that no understandings or agreements, verbal or otherwise, exist between the Parties except as set forth in this Agreement. Any modifications to the Agreement must be reduced to writing, signed by both parties, and attached to the Agreement to be effective.

VI. SEVERABILITY

Should any section or any part of any section of the Agreement be rendered void, invalid, or unenforceable by any court of law, for any reason, such a determination shall not render void, invalid, or unenforceable any other section or any part of any section in the Agreement.

VII. SURVIVAL OF REPRESENTATIONS

Each Party, for itself, and its successors, heirs, executors, administrators, representatives, insurers, agents, and assigns, covenants and agrees that all representations made hereunder and obligations created hereunder shall apply to their successors and assigns; provided, however, that MCC shall not assign this Agreement to a third party without the prior written consent of a duly authorized representative of Autocapital, which consent shall not be unreasonably withhold.

VIII. NOTICES

Any required notices under this Agreement shall be made by overnight courier or certified mail, postage prepaid and return receipt requested as follows:

            If to MCC:
                   Rudy R. Miller
                   Chairman, President and CEO



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Autocapital, Inc.
July 20, 1999
Page 5

                   Miller Capital Corporation
                   4909 East McDowell Road
                   Phoenix, Arizona 85008

           If to Autocapital:
                   AUTOCAPITAL
                   c/o David Stocker
                   4745 North 7th Street, Suite 234
                   Phoenix, Arizona 85014

IX.  CHOICE OF LAW

The validity and interpretation of this Agreement shall be governed by the laws of the State of Arizona, without giving effect to the State of Arizona's choice of law principles, and all actions arising under this Agreement or arising out of the operative facts represented by services performed pursuant to this Agreement shall be resolved in the courts of the State of Arizona.

X.  HEADINGS

The headings are for informational purposes only and shall not constitute a part of this Agreement.

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Autocapital, Inc.
July 20, 1999
Page 6



XI.  NO WAIVER OF BREACH


Waiver of any one breach of the provisions of this Agreement shall not be deemed a waiver of any other breach of the same or any other provision of this Agreement.

AGREED AND ACCEPTED:

    Please confirm that the foregoing correctly sets forth our mutual understanding by signing and returning the copy of this agreement provided for that purpose.

Autocapital


By:  /s/ David B. Stocker               Date:    8/13/99
    -------------------------                 -----------------
     David B. Stocker, Esq.
     Attorney for Autocapital


Miller Capital Corporation
Mary A. Nance


By:  /s/ Mary A. Nance                  Date:    8/16/99
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     Mary A. Nance
     Executive Vice President